Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Second Quarter 2023 Results
•Second Quarter 2023 EPS was $6.02 and Adjusted EPS was $6.29 compared to $6.48 a year ago
•Second Quarter 2023 Revenue was $6.9 billion, compared to $6.9 billion a year ago
•Record Second Quarter 2023 After-Sales gross profit of $543 million, an increase of 13% compared to prior year
•SG&A was 63.1% of Gross Profit and 61.9% on an adjusted basis reflecting continued expense discipline
•Repurchased 1.6 million shares of common stock for an aggregate purchase price of $207 million
•Acquired five dealerships and opened 16th AutoNation USA store
•Record-breaking 143 stores certified as a J.D. Power 2023 Dealer of Excellence
FORT LAUDERDALE, Fla., (July 21, 2023) — AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, today reported Second Quarter 2023 EPS of $6.02, which included an after-tax charge of $12.4 million or $0.27 per share in weather-related losses. Adjusted EPS was $6.29 for the Second Quarter of 2023, compared to $6.48 of EPS a year ago. Second Quarter 2023 revenue was $6.9 billion compared to $6.9 billion a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“The strong performance during the quarter reflects the continued resiliency of our operations and the benefits of our diversified business model. Our dedicated team of associates consistently delivered an exceptional experience for our customers, and their efforts were acknowledged by J.D. Power with a record-breaking 143 dealerships being certified for excellent customer service. Our After-Sales team once again delivered double-digit gross profit growth, our customer financial services revenue per unit was a record high, and we effectively managed costs despite lower unit volumes. In addition, the strength of our balance sheet and robust cash flow enabled continued funding of investments and acquisitions while also returning significant capital to shareholders,” said Mike Manley, AutoNation’s Chief Executive Officer.

Operational Summary

Second Quarter 2023 Operational Summary compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended June 30,
	2023	2022	YoY
Revenue	$6,890.1	$6,869.2	—%
Gross Profit	$1,335.3	$1,361.7	-2%
Operating Income	$439.2	$558.1	-21%
Net Income	$272.5	$376.3	-28%
Diluted EPS	$6.02	$6.48	-7%

New Vehicle Retail Unit Sales	62,444	57,890	8%
Used Vehicle Retail Unit Sales	68,812	77,080	-11%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended June 30,
	2023	2022	YoY
Adjusted Operating Income	$455.7	$558.1	-18%
Adjusted Net Income	$284.9	$376.3	-24%
Adjusted Diluted EPS	$6.29	$6.48	-3%

•Revenue - Revenue was $6.9 billion, essentially unchanged from the year-ago period. Higher New Vehicle and After-Sales revenue offset the decrease in Used Vehicle revenue.
◦New Vehicle Revenue – $3.3 billion, an increase of $345 million or 12%.
◦Used Vehicle Revenue – $2.1 billion, a decrease of $432 million or 17%.
◦Customer Financial Services Revenue – $370 million, compared to $368 million a year ago.
◦After-Sales Revenue – $1.1 billion, an increase of $109 million or 11%.
•Gross Profit - Gross profit totaled $1.34 billion, down $26 million from $1.36 billion a year ago.
◦New Vehicle Gross Profit - New vehicle gross profit decreased $66 million reflecting gross profit per vehicle retailed of $4,607 compared to $6,106 a year ago partially offset by an 8% increase in unit sales.
◦Used Vehicle Gross Profit - Used vehicle gross profit decreased $22 million reflecting a gross profit per vehicle retailed of $1,870 compared to $1,915 a year ago and lower unit sales.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was a record $2,815 compared to $2,724 a year ago, and more than offset lower unit sales.
◦After-Sales Gross Profit - After-Sales gross profit was $543 million, an increase of $61 million or 13% from a year ago.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 61.9% on an adjusted basis, much lower than pre-pandemic levels, but slightly higher than recent periods reflecting investments in technology and new business initiatives.

Strategy and Business Highlights
“Our more than 11 million Customers in 10.8 million households are at the center of our efforts. By providing an increasingly comprehensive, convenient, and transparent experience, we are expanding our substantial product offerings and increasing our exposure to more recurring revenue streams. During the quarter we expanded our franchise dealership network, extended our AutoNation USA footprint, increased the penetration of AutoNation Finance and began to integrate RepairSmith into the AutoNation ecosystem. These initiatives, coupled with our focus on our core operations, expense management, and disciplined capital allocation, position AutoNation for long-term sustained profitability and shareholder value creation,” added Manley.

Consumer demand for personal vehicle ownership remains strong, and AutoNation is meeting this demand through its sourcing capabilities, selection of vehicles, geographic footprint, digital tools, core efficiencies, and business expansions. During the quarter, the Company added scale and scope to existing markets through the acquisition of five dealerships in Carlsbad, California, and the opening of its 16th AutoNation USA store in Colorado Springs. AutoNation continues to be recognized for exceptional customer service as J.D. Power certified 143 AutoNation dealerships with the 2023 Dealer of Excellence Program, an increase from 129 stores in 2022.

In addition to operational and expansion investments of more than $180 million, AutoNation utilized its cash flow and liquidity to deploy capital to return funds to shareholders through share repurchases. During the Second Quarter of 2023, AutoNation repurchased 1.6 million shares of common stock for an aggregate purchase price of $207 million. AutoNation has approximately $670 million remaining Board authorization for share repurchase. The Company has approximately 44 million shares outstanding, which represents an 8% decrease year-to-date and a 47% decrease from the 83 million shares outstanding at the end of 2020.

Liquidity and Leverage
As of June 30, 2023, AutoNation had $1.4 billion of liquidity, including $64 million in cash and approximately $1.3 billion of availability under its revolving credit facility. The Company’s covenant leverage ratio was 2.0x at quarter-end. AutoNation had approximately $4.1 billion of non-vehicle debt outstanding as of June 30, 2023. On July 18, 2023, the Company amended its unsecured Credit Agreement, increasing the revolving borrowing capacity by $100 million to $1.9 billion and extending the maturity date to July 18, 2028.

Segment Results
Segment results(1) for the Second Quarter of 2023 were as follows:
•Domestic – Domestic segment income(2) was $116 million compared to $153 million a year ago and $119 million in the First Quarter 2023.
•Import – Import segment income(2) was $173 million compared to $193 million a year ago and $160 million in the First Quarter 2023.
•Premium Luxury – Premium Luxury segment income(2) was $222 million compared to $258 million a year ago and $227 million in the First Quarter 2023.

Selected GAAP Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2023	2022	YoY
Revenue	$13,288.8	$13,622.0	-2%
Gross Profit	$2,621.7	$2,670.6	-2%
Operating Income	$882.5	$1,077.1	-18%
Net Income	$561.2	$738.4	-24%
Diluted EPS	$12.09	$12.25	-1%

New Vehicle Retail Unit Sales	117,509	114,332	3%
Used Vehicle Retail Unit Sales	136,351	156,843	-13%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2023	2022	YoY
Adjusted Operating Income	$899.0	$1,077.1	-17%
Adjusted Net Income	$573.6	$738.4	-22%
Adjusted Diluted EPS	$12.36	$12.25	1%
The Second Quarter conference call will begin at 9:00 a.m. Eastern Time and may be accessed by telephone at 833-470-1428 (Conference ID:979501) or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on July 21, 2023, through August 4, 2023, by calling 866-813-9403 (Conference ID: 351834). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by Ford, General Motors, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation USA, AutoNation Finance, and RepairSmith, statements regarding our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including our investments in digital and online capabilities and mobility solutions; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
New vehicle	$3,281.0	$2,935.8	$6,212.9	$5,743.0
Used vehicle	2,088.0	2,520.4	4,120.6	5,092.8
Parts and service	1,145.3	1,036.3	2,235.1	2,040.2
Finance and insurance, net	369.5	367.6	701.9	731.5
Other	6.3	9.1	18.3	14.5
Total revenue	6,890.1	6,869.2	13,288.8	13,622.0
Cost of sales:
New vehicle	2,993.3	2,582.3	5,638.3	5,044.5
Used vehicle	1,953.7	2,363.9	3,831.9	4,799.7
Parts and service	602.8	554.6	1,181.5	1,097.4
Other	5.0	6.7	15.4	9.8
Total cost of sales	5,554.8	5,507.5	10,667.1	10,951.4
	1,335.3	1,361.7	2,621.7	2,670.6
Gross profit	842.9	754.8	1,625.6	1,496.2
Depreciation and amortization	54.6	48.8	107.4	98.8
Other (income) expense, net(1)	(1.4)	—	6.2	(1.5)
Operating income	439.2	558.1	882.5	1,077.1
Non-operating income (expense) items:
Floorplan interest expense	(32.8)	(5.8)	(59.9)	(11.0)
Other interest expense	(46.0)	(34.1)	(87.1)	(63.7)
Other income (loss), net(2)	4.4	(13.7)	9.6	(20.1)
Income from continuing operations before income taxes	364.8	504.5	745.1	982.3
Income tax provision	92.3	128.0	184.8	243.7
Net income from continuing operations	272.5	376.5	560.3	738.6
Income (loss) from discontinued operations, net of income taxes	—	(0.2)	0.9	(0.2)
Net income	$272.5	$376.3	$561.2	$738.4
Diluted earnings (loss) per share(3):
Continuing operations	$6.02	$6.48	$12.08	$12.25
Discontinued operations	$—	$—	$0.02	$—
Net income	$6.02	$6.48	$12.09	$12.25
Weighted average common shares outstanding	45.3	58.1	46.4	60.3
Common shares outstanding, net of treasury stock, at period end	44.0	56.0	44.0	56.0

(1)Current period includes results of our finance company, including expected credit loss expense.
(2)Includes gains (losses) related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$3,281.0	$2,935.8	$345.2	11.8	$6,212.9	$5,743.0	$469.9	8.2
Retail used vehicle	1,949.2	2,362.2	(413.0)	(17.5)	3,833.3	4,754.4	(921.1)	(19.4)
Wholesale	138.8	158.2	(19.4)	(12.3)	287.3	338.4	(51.1)	(15.1)
Used vehicle	2,088.0	2,520.4	(432.4)	(17.2)	4,120.6	5,092.8	(972.2)	(19.1)
Finance and insurance, net	369.5	367.6	1.9	0.5	701.9	731.5	(29.6)	(4.0)
Total variable operations	5,738.5	5,823.8	(85.3)	(1.5)	11,035.4	11,567.3	(531.9)	(4.6)
Parts and service	1,145.3	1,036.3	109.0	10.5	2,235.1	2,040.2	194.9	9.6
Other	6.3	9.1	(2.8)		18.3	14.5	3.8
Total revenue	$6,890.1	$6,869.2	$20.9	0.3	$13,288.8	$13,622.0	$(333.2)	(2.4)
Gross profit:
New vehicle	$287.7	$353.5	$(65.8)	(18.6)	$574.6	$698.5	$(123.9)	(17.7)
Retail used vehicle	128.7	147.6	(18.9)	(12.8)	271.7	272.5	(0.8)	(0.3)
Wholesale	5.6	8.9	(3.3)		17.0	20.6	(3.6)
Used vehicle	134.3	156.5	(22.2)	(14.2)	288.7	293.1	(4.4)	(1.5)
Finance and insurance	369.5	367.6	1.9	0.5	701.9	731.5	(29.6)	(4.0)
Total variable operations	791.5	877.6	(86.1)	(9.8)	1,565.2	1,723.1	(157.9)	(9.2)
Parts and service	542.5	481.7	60.8	12.6	1,053.6	942.8	110.8	11.8
Other	1.3	2.4	(1.1)		2.9	4.7	(1.8)
Total gross profit	1,335.3	1,361.7	(26.4)	(1.9)	2,621.7	2,670.6	(48.9)	(1.8)
Selling, general, and administrative expenses	842.9	754.8	(88.1)	(11.7)	1,625.6	1,496.2	(129.4)	(8.6)
Depreciation and amortization	54.6	48.8	(5.8)		107.4	98.8	(8.6)
Other (income) expense, net	(1.4)	—	1.4		6.2	(1.5)	(7.7)
Operating income	439.2	558.1	(118.9)	(21.3)	882.5	1,077.1	(194.6)	(18.1)
Non-operating income (expense) items:
Floorplan interest expense	(32.8)	(5.8)	(27.0)		(59.9)	(11.0)	(48.9)
Other interest expense	(46.0)	(34.1)	(11.9)		(87.1)	(63.7)	(23.4)
Other income (loss), net	4.4	(13.7)	18.1		9.6	(20.1)	29.7
Income from continuing operations before income taxes	$364.8	$504.5	$(139.7)	(27.7)	$745.1	$982.3	$(237.2)	(24.1)
Retail vehicle unit sales:
New	62,444	57,890	4,554	7.9	117,509	114,332	3,177	2.8
Used	68,812	77,080	(8,268)	(10.7)	136,351	156,843	(20,492)	(13.1)
	131,256	134,970	(3,714)	(2.8)	253,860	271,175	(17,315)	(6.4)
Revenue per vehicle retailed:
New	$52,543	$50,713	$1,830	3.6	$52,872	$50,231	$2,641	5.3
Used	$28,326	$30,646	$(2,320)	(7.6)	$28,113	$30,313	$(2,200)	(7.3)
Gross profit per vehicle retailed:
New	$4,607	$6,106	$(1,499)	(24.5)	$4,890	$6,109	$(1,219)	(20.0)
Used	$1,870	$1,915	$(45)	(2.3)	$1,993	$1,737	$256	14.7
Finance and insurance	$2,815	$2,724	$91	3.3	$2,765	$2,698	$67	2.5
Total variable operations(1)	$5,988	$6,436	$(448)	(7.0)	$6,099	$6,278	$(179)	(2.9)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	47.6	42.7	46.8	42.2
Used vehicle	30.3	36.7	31.0	37.4
Parts and service	16.6	15.1	16.8	15.0
Finance and insurance, net	5.4	5.4	5.3	5.4
Other	0.1	0.1	0.1	—
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	21.5	26.0	21.9	26.2
Used vehicle	10.1	11.5	11.0	11.0
Parts and service	40.6	35.4	40.2	35.3
Finance and insurance	27.7	27.0	26.8	27.4
Other	0.1	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	8.8	12.0	9.2	12.2
Used vehicle - retail	6.6	6.2	7.1	5.7
Parts and service	47.4	46.5	47.1	46.2
Total	19.4	19.8	19.7	19.6
Selling, general, and administrative expenses	12.2	11.0	12.2	11.0
Operating income	6.4	8.1	6.6	7.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	63.1	55.4	62.0	56.0
Operating income	32.9	41.0	33.7	40.3

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
Domestic	$1,955.5	$2,040.9	$(85.4)	(4.2)	$3,786.6	$4,075.3	$(288.7)	(7.1)
Import	1,997.7	1,949.7	48.0	2.5	3,787.0	3,923.8	(136.8)	(3.5)
Premium luxury	2,620.5	2,616.6	3.9	0.1	5,105.4	5,095.3	10.1	0.2
Total	6,573.7	6,607.2	(33.5)	(0.5)	12,679.0	13,094.4	(415.4)	(3.2)
Corporate and other	316.4	262.0	54.4	20.8	609.8	527.6	82.2	15.6
Total consolidated revenue	$6,890.1	$6,869.2	$20.9	0.3	$13,288.8	$13,622.0	$(333.2)	(2.4)

Segment income*:
Domestic	$115.8	$153.1	$(37.3)	(24.4)	$234.3	$302.5	$(68.2)	(22.5)
Import	173.0	192.5	(19.5)	(10.1)	333.4	378.7	(45.3)	(12.0)
Premium luxury	221.5	257.5	(36.0)	(14.0)	448.3	487.0	(38.7)	(7.9)
Total	510.3	603.1	(92.8)	(15.4)	1,016.0	1,168.2	(152.2)	(13.0)
Corporate and other	(103.9)	(50.8)	(53.1)		(193.4)	(102.1)	(91.3)
Add: Floorplan interest expense	32.8	5.8	27.0		59.9	11.0	48.9
Operating income	$439.2	$558.1	$(118.9)	(21.3)	$882.5	$1,077.1	$(194.6)	(18.1)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	17,495	16,760	735	4.4	33,344	33,125	219	0.7
Import	27,172	23,612	3,560	15.1	50,270	48,148	2,122	4.4
Premium luxury	17,777	17,518	259	1.5	33,895	33,059	836	2.5
	62,444	57,890	4,554	7.9	117,509	114,332	3,177	2.8

Retail used vehicle unit sales:
Domestic	21,305	25,180	(3,875)	(15.4)	42,508	51,776	(9,268)	(17.9)
Import	22,630	25,786	(3,156)	(12.2)	44,693	52,315	(7,622)	(14.6)
Premium luxury	18,931	21,381	(2,450)	(11.5)	37,699	43,330	(5,631)	(13.0)
	62,866	72,347	(9,481)	(13.1)	124,900	147,421	(22,521)	(15.3)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Domestic:
Ford, Lincoln	10.7	10.8	11.1	10.8
Chevrolet, Buick, Cadillac, GMC	10.1	9.6	10.2	9.4
Chrysler, Dodge, Jeep, Ram	7.2	8.6	7.1	8.8
Domestic total	28.0	29.0	28.4	29.0
Import:
Toyota	18.2	20.4	18.1	20.8
Honda	13.5	9.0	12.9	10.0
Nissan	2.1	2.1	2.2	2.3
Hyundai	3.4	3.3	3.4	3.1
Subaru	3.2	3.0	3.2	3.1
Other Import	3.1	2.9	3.0	2.8
Import total	43.5	40.7	42.8	42.1
Premium Luxury:
Mercedes-Benz	9.9	11.6	9.7	10.3
BMW	9.3	9.5	9.5	9.5
Lexus	3.2	2.8	3.2	2.9
Audi	2.7	2.8	2.6	2.5
Jaguar Land Rover	1.5	1.5	1.8	1.7
Other Premium Luxury	1.9	2.1	2.0	2.0
Premium Luxury total	28.5	30.3	28.8	28.9
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Capital expenditures (1)	$109.5	$106.1	$205.4	$156.9
Cash paid for acquisitions, net of cash acquired	$77.9	$—	$268.9	$—
Proceeds from exercises of stock options	$0.2	$1.8	$1.5	$2.6
Stock repurchases:
Aggregate purchase price (2)	$207.4	$403.9	$512.4	$784.9
Shares repurchased (in millions)	1.6	3.7	4.0	7.2

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Variance	2023	2022	Variance
Floorplan assistance earned (included in cost of sales)	$32.4	$27.3	$5.1	$60.7	$54.8	$5.9
New vehicle floorplan interest expense	(29.6)	(5.1)	(24.5)	(54.0)	(8.8)	(45.2)
Net new vehicle inventory carrying benefit	$2.8	$22.2	$(19.4)	$6.7	$46.0	$(39.3)

Balance Sheet and Other Highlights	June 30, 2023	December 31, 2022	June 30, 2022
Cash and cash equivalents	$63.7	$72.6	$336.5
Inventory	$2,572.5	$2,048.3	$1,905.3
Total floorplan notes payable	$2,581.5	$2,109.3	$1,517.4
Non-recourse debt	$262.2	$323.6	$—
Non-vehicle debt	$4,060.3	$3,649.5	$3,546.5
Equity	$2,091.8	$2,047.8	$2,325.0

New days supply (industry standard of selling days)	26 days	19 days	11 days
Used days supply (trailing calendar month days)	35 days	31 days	40 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		1.95x
Covenant	less than or equal to	3.75x

Capitalization ratio		62.9%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress.
(2) Excludes excise tax accrual under Inflation Reduction Act.
(3) Calculated in accordance with our credit agreement as filed with our Current Report on Form 8-K on
March 26, 2020.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended June 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
From continuing operations, as reported	$439.2	$558.1	$364.8	$504.5	$92.3	$128.0	25.3%	25.4%	$272.5	$376.5
Discontinued operations, net of income taxes									—	(0.2)
As reported									$272.5	$376.3	$6.02	$6.48
Losses from hail storms and other natural catastrophes	16.5	—	16.5	—	4.1	—			12.4	—	$0.27	$—
Adjusted	$455.7	$558.1	$381.3	$504.5	$96.4	$128.0	25.3%	25.4%	$284.9	$376.3	$6.29	$6.48

	Three Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2023	2022	2023	2022
As reported	$842.9	$754.8	63.1	55.4
Excluding losses from hail storms and other natural catastrophes	16.5	—
Adjusted	$826.4	$754.8	61.9	55.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Six Months Ended June 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
From continuing operations, as reported	$882.5	$1,077.1	$745.1	$982.3	$184.8	$243.7	24.8%	24.8%	$560.3	$738.6
Discontinued operations, net of income taxes									0.9	(0.2)
As reported									561.2	738.4	$12.09	$12.25
Losses from hail storms and other natural catastrophes	16.5	—	16.5	—	4.1	—			12.4	—	$0.27	$—
Adjusted	$899.0	$1,077.1	$761.6	$982.3	$188.9	$243.7	24.8%	24.8%	$573.6	$738.4	$12.36	$12.25

	Six Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2023	2022	2023	2022
As reported	$1,625.6	$1,496.2	62.0	56.0
Excluding losses from hail storms and other natural catastrophes	16.5	—
Adjusted	$1,609.1	$1,496.2	61.4	56.0

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Revenue:
New vehicle	$3,245.8	$2,923.1	$322.7	11.0	$6,155.6	$5,715.2	$440.4	7.7
Retail used vehicle	1,897.9	2,350.1	(452.2)	(19.2)	3,730.2	4,728.2	(998.0)	(21.1)
Wholesale	135.9	157.1	(21.2)	(13.5)	282.2	336.6	(54.4)	(16.2)
Used vehicle	2,033.8	2,507.2	(473.4)	(18.9)	4,012.4	5,064.8	(1,052.4)	(20.8)
Finance and insurance, net	362.8	366.2	(3.4)	(0.9)	689.2	728.4	(39.2)	(5.4)
Total variable operations	5,642.4	5,796.5	(154.1)	(2.7)	10,857.2	11,508.4	(651.2)	(5.7)
Parts and service	1,122.4	1,028.7	93.7	9.1	2,194.2	2,025.1	169.1	8.4
Other	6.4	9.1	(2.7)		18.3	14.5	3.8
Total revenue	$6,771.2	$6,834.3	$(63.1)	(0.9)	$13,069.7	$13,548.0	$(478.3)	(3.5)

Gross profit:
New vehicle	$284.7	$352.0	$(67.3)	(19.1)	$569.5	$695.5	$(126.0)	(18.1)
Retail used vehicle	125.7	147.3	(21.6)	(14.7)	264.7	271.6	(6.9)	(2.5)
Wholesale	5.7	8.9	(3.2)		17.2	20.7	(3.5)
Used vehicle	131.4	156.2	(24.8)	(15.9)	281.9	292.3	(10.4)	(3.6)
Finance and insurance	362.8	366.2	(3.4)	(0.9)	689.2	728.4	(39.2)	(5.4)
Total variable operations	778.9	874.4	(95.5)	(10.9)	1,540.6	1,716.2	(175.6)	(10.2)
Parts and service	532.3	477.3	55.0	11.5	1,034.6	933.8	100.8	10.8
Other	1.6	2.3	(0.7)		2.9	4.6	(1.7)
Total gross profit	$1,312.8	$1,354.0	$(41.2)	(3.0)	$2,578.1	$2,654.6	$(76.5)	(2.9)

Retail vehicle unit sales:
New	61,750	57,703	4,047	7.0	116,404	113,927	2,477	2.2
Used	66,731	76,757	(10,026)	(13.1)	132,205	156,132	(23,927)	(15.3)
	128,481	134,460	(5,979)	(4.4)	248,609	270,059	(21,450)	(7.9)

Revenue per vehicle retailed:
New	$52,564	$50,658	$1,906	3.8	$52,881	$50,165	$2,716	5.4
Used	$28,441	$30,617	$(2,176)	(7.1)	$28,215	$30,283	$(2,068)	(6.8)

Gross profit per vehicle retailed:
New	$4,611	$6,100	$(1,489)	(24.4)	$4,892	$6,105	$(1,213)	(19.9)
Used	$1,884	$1,919	$(35)	(1.8)	$2,002	$1,740	$262	15.1
Finance and insurance	$2,824	$2,723	$101	3.7	$2,772	$2,697	$75	2.8
Total variable operations(1)	$6,018	$6,437	$(419)	(6.5)	$6,128	$6,278	$(150)	(2.4)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2023 (%)	2022 (%)	2023 (%)	2022 (%)
Revenue mix percentages:
New vehicle	47.9	42.8	47.1	42.2
Used vehicle	30.0	36.7	30.7	37.4
Parts and service	16.6	15.1	16.8	14.9
Finance and insurance, net	5.4	5.4	5.3	5.4
Other	0.1	—	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	21.7	26.0	22.1	26.2
Used vehicle	10.0	11.5	10.9	11.0
Parts and service	40.5	35.3	40.1	35.2
Finance and insurance	27.6	27.0	26.7	27.4
Other	0.2	0.2	0.2	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	8.8	12.0	9.3	12.2
Used vehicle - retail	6.6	6.3	7.1	5.7
Parts and service	47.4	46.4	47.2	46.1
Total	19.4	19.8	19.7	19.6